UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019 (January 9, 2019)

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On January 11, 2019 (the “Closing Date”), Par Petroleum, LLC (“Par Petroleum”), a subsidiary of Par Pacific Holdings, Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of all of the limited liability company interests of TrailStone NA Asset Finance I, LLC, a Delaware limited liability company, which was subsequently renamed Par Tacoma, LLC (“Trailstone”), pursuant to that certain Purchase and Sale Agreement dated as of November 26, 2018 (the “Purchase Agreement”), among Par Petroleum, TrailStone NA Oil & Refining Holdings, LLC, a Delaware limited liability company (the “Seller”), and, solely for certain purposes specified in the Purchase Agreement, the Company. Trailstone is the direct or indirect owner of all of the outstanding equity interests of U.S. Oil & Refining Co. (“USOR”), McChord Pipeline Co. (“McChord”), and USOT WA, LLC (“USOT” and together with Trailstone, USOR and McChord, the “Acquired Companies”). The Acquired Companies own and operate a 42,000 bpd refinery, a marine terminal, a unit train-capable rail loading terminal, and 2.9 MMbbls of refined product and crude oil storage, which refinery and associated logistics assets are located in Tacoma, Washington.

The purchase price for the Acquisition was $358 million, payable with approximately $321 million in cash and 2,363,776 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price will be adjusted by net working capital, the value of hydrocarbon inventory, reimbursable capital expenditures, closing indebtedness and transaction expenses.

Amendment No. 1 to Purchase and Sale Agreement

On the Closing Date, Par Petroleum, the Seller and the Company entered into Amendment No. 1 to Purchase and Sale Agreement (the “Purchase Agreement Amendment”). The Purchase Agreement Amendment made certain modifications to the Purchase Agreement to allow Par Petroleum or the Company to obtain a tax insurance policy post-closing and to allow the Seller to elect to sell certain of the Shares that support the indemnification obligations of the Seller under the Purchase Agreement and deposit the cash proceeds into an escrow account that would continue to support such indemnification obligations.

The foregoing description of the Purchase Agreement Amendment is qualified in its entirety by reference to the Purchase Agreement Amendment, a copy of which is attached hereto as Exhibit 2.2, and incorporated by reference herein.

Registration Rights Agreement

In connection with the closing of the Acquisition, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, with the Seller with respect to the Shares. The Registration Rights Agreement requires the Company (i) to file, no later than the fifth day following the Closing Date, with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (the “Resale Shelf S-3”) covering resales of the Shares, (ii) to use its commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC no later than (A) 60 days after the Closing Date or (B) if earlier, five business days after the date on which the SEC informs the Company (I) that it will not review such shelf registration statement or (II) that the Company may request acceleration of such shelf registration statement, and (iii) to use its commercially reasonable efforts to keep such Resale Shelf S-3 effective until the Seller, together with its affiliates, beneficially owns less than 1,000,000 of the Shares. In addition, the Registration Rights Agreement provides the holders of the Shares with certain customary demand, shelf takedown and piggyback registration rights, subject to certain exceptions and to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns).

If the Company does not fulfill its obligations under the Registration Rights Agreement with respect to the filing deadline, effectiveness deadline or effectiveness period of certain registration statements, it will be required to pay the holders of the Shares liquidated damages.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1, and incorporated by reference herein.

Second Supplemental Indenture

In connection with the closing of the Acquisition, Par Petroleum, Par Petroleum Finance Corp. (“Finance Corp.”), the Acquired Companies, the Company, the other guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral trustee, entered into a Second Supplemental Indenture (the “Supplemental Indenture”) dated as of the Closing Date. Pursuant to the Supplemental Indenture, the Acquired Companies joined as guarantors under the Indenture dated as of December 21, 2017, among Par Petroleum, Finance Corp., the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee, providing for the issuance by Par Petroleum and Finance Corp. of their 7.750% Senior Secured Notes due 2025 (the “Senior Secured Notes”).

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2, and incorporated by reference herein.

Senior Secured Term Loan Facility

On the Closing Date, in connection with the consummation of the Acquisition, Par Petroleum and Finance Corp. (together with Par Petroleum, the “Term Loan Borrowers”), as the borrowers, the Company, solely for the limited purposes set forth therein, and all of Par Petroleum’s existing wholly-owned subsidiaries (other than Finance Corp., but including the Acquired Companies), as guarantors (collectively, the “Subsidiary Guarantors”), entered into a Term Loan and Guaranty Agreement (the “Term Loan Facility”) with Goldman Sachs Bank USA, as administrative agent (the “Term Loan Agent”), and the lenders party thereto from time to time (the “Lenders”). Pursuant to the Term Loan Facility, the Lenders made a term loan to the Borrowers in the amount of $250.0 million (the “Term Loan”) on the Closing Date. The net proceeds of the Term Loan were used to pay a portion of the purchase price for the Acquisition. The Term Loan may be prepaid or repaid in accordance with the terms of the Term Loan Facility, but once repaid or prepaid, may not be reborrowed.

Set forth below are certain of the additional material terms of the Term Loan Facility:

Incremental Commitments: The Borrowers may, by written notice to the Term Loan Agent, add incremental commitments for additional loans not to exceed such incremental commitments, subject to certain conditions, including that the secured leverage ratio (as determined pursuant to the Term Loan Facility) as of the last day of the most recently ended period of four consecutive fiscal quarters of the Term Loan Borrowers for which financial statements are internally available, on a pro forma basis after giving effect to such incremental commitments, shall not exceed 2.50:1.00.

Interest: Interest on the Term Loan, if a LIBOR Loan (as defined in the Term Loan Facility), will bear interest at a rate per annum equal to Adjusted LIBOR (as defined in the Term Loan Facility) plus an applicable margin of 6.75%, and if an ABR Loan (as defined in the Term Loan Facility), at a rate per annum equal to the ABR or Alternate Base Rate (as defined in the Term Loan Facility) plus an applicable margin of 5.75%. Upon the occurrence and during the continuance of an event of default under the Term Loan Facility, interest payments on loans outstanding and owed under the Term Loan Facility shall bear interest at the rate per annum equal to 2.00% plus the then-applicable interest rate.

Mandatory Prepayments: The Term Loan Facility requires net proceeds in connection with certain asset sales, equity issuances by the Term Loan Borrowers, debt incurred, events of loss or excess cash flow, subject to certain limitations, to be applied to prepay the Term Loan or any principal amount outstanding under the Term Loan Facility.

Voluntary Prepayments: The Borrowers may at any time and from time to time repay any loan outstanding under the Term Loan Facility in whole or in part in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 or, if less, the amount then outstanding. If any such voluntary prepayment occurs (i) prior to January 11, 2020, then the prepayment will be subject to a prepayment premium of 2.00% of the principal amount prepaid, (ii) after January 11, 2020 but prior to January 11, 2021, then the prepayment will be subject to a prepayment premium of 1.00% of the principal amount prepaid, and (iii) thereafter, without premium or penalty.

Security and Collateral: Loans under the Term Loan Facility will be secured on a pari passu basis with the Senior Secured Notes by first priority security interests in substantially all of the property and assets of the Term Loan Borrowers and the Subsidiary Guarantors, including but not limited to, material real property now owned or hereafter acquired by the Term Loan Borrowers or Subsidiary Guarantors and their equipment, intellectual property and equity interests, but excluding certain property which is collateral under the ABL Loan Agreement (as defined below), collateral under the USOR Intermediation Agreement (as defined below) and collateral under the Amended and Restated Supply and Offtake Agreement (as defined below).

Guarantees. The obligations of the Term Loan Borrowers are guaranteed by the Subsidiary Guarantors and, with respect to the full and prompt payment of principal and interest only, the Company.

Covenants: The Term Loan Facility requires the Term Loan Borrowers to comply with certain customary affirmative, as well as certain negative covenants that, among other things, will restrict, subject to certain exceptions, the ability of the Term Loan Borrowers and Subsidiary Guarantors thereunder to incur indebtedness, grant liens, make investments, engage in acquisitions, mergers or consolidations and pay dividends and other restricted payments. The Term Loan Facility also requires compliance with certain minimum fixed charge coverage ratios during certain specified times.

Maturity: The Term Loan matures on January 11, 2026.

The foregoing description of the Term Loan Facility is qualified in its entirety by reference to the Term Loan Facility, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Collateral Trust Agreement

On the Closing Date and in connection with the entry into the Term Loan Facility, each of the Acquired Companies and the Term Loan Agent executed joinders to the Collateral Trust and Intercreditor Agreement (the “Collateral Trust Agreement”), dated as of December 21, 2017, among Par Petroleum, Finance Corp., the guarantors from time to time party thereto, Wilmington Trust, National Association, as indenture trustee and as collateral trustee, and J. Aron & Company LLC (“J. Aron”), as a secured representative.

The foregoing description of the Collateral Trust Agreement is qualified in its entirety by reference to the Collateral Trust Agreement, a copy of which is attached hereto as Exhibit 10.2, and incorporated by reference herein.

Fourth Amendment to ABL Loan Agreement

On the Closing Date and in connection with the consummation of the Acquisition, Par Petroleum, Par Hawaii, Inc., Mid Pac Petroleum, LLC, HIE Retail, LLC, Hermes Consolidated, LLC, and Wyoming Pipeline Company LLC, as borrowers, entered into that certain Fourth Amendment (the “Fourth ABL Amendment”) to Loan and Security Agreement dated as of December 21, 2017 (as amended from time to time, the “ABL Loan Agreement”) with the ABL Guarantors (as defined therein), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

Pursuant to the Fourth ABL Amendment, (i) the ABL Loan Agreement was amended to add the Acquired Companies as guarantors under the ABL Loan Agreement, and (ii) certain other amendments were made to provide for the Acquisition, the Term Loan Facility and the USOR Intermediation Agreement.

The foregoing description of the Fourth ABL Amendment is qualified in its entirety by reference to the Fourth ABL Amendment, a copy of which is attached hereto as Exhibit 10.3, and incorporated by reference herein.

USOR Intermediation Agreement

As of the closing of the Acquisition, USOR was party to an intermediation arrangement (the “USOR Intermediation Agreement”) with Merrill Lynch Commodities, Inc. (“MLC”) pursuant to that certain First Lien ISDA 2002 Master Agreement, dated as of March 17, 2016, between USOR and MLC, including the schedule, exhibits, attachments and annexes thereto, as amended by that certain First Amendment to First Lien ISDA Master Agreement, dated as of July 18, 2016, that Second Amendment to First Lien ISDA Master Agreement, dated as of September 29, 2016, that Third Amendment to First Lien ISDA Master Agreement, dated as of April 1, 2017, that Fourth Amendment to First Lien ISDA Master Agreement, dated as of March 13, 2018, that Fifth Amendment to First Lien ISDA Master Agreement, dated as of June 5, 2018, that Sixth Amendment to First Lien ISDA Master Agreement, dated as of September 1, 2018, and that Seventh Amendment to First Lien ISDA Master Agreement, dated as of October 2, 2018 (as further amended by the Eighth Amendment (as defined below), the “First Lien ISDA Master Agreement”). McChord had guaranteed USOR’s obligations under the First Lien ISDA Master Agreement.

The First Lien ISDA Master Agreement remained in place following the consummation of the Acquisition, and on the Closing Date, in connection with the consummation of the Acquisition, the First Lien ISDA Master Agreement was amended pursuant to that certain Eighth Amendment to First Lien ISDA Master Agreement (the “Eighth Amendment”). In connection with the execution and delivery of the Eighth Amendment, USOR and MLC entered into a fee letter agreement, which revises certain daily and monthly fees payable by USOR under the First Lien ISDA Master Agreement. In addition, the Eighth Amendment revises certain reporting requirements to include delivery of certain of Par Petroleum’s financial statements, provides for the adoption of the ISDA 2018 U.S. Resolution Stay Protocol, and advances the term expiry date from March 31, 2020 to December 31, 2019 (the “Expiry Date”). Also on the Closing Date, in connection with the consummation of the Acquisition and the execution and delivery of the Eighth Amendment, Par Petroleum entered into a guaranty of USOR’s obligations under the First Lien ISDA Master Agreement. Following the Closing Date, McChord will continue to guarantee USOR’s obligations under the First Lien ISDA Master Agreement.

The First Lien ISDA Master Agreement provides a structured financing arrangement based on USOR’s crude oil and refined products inventories and associated accounts receivables. Under this arrangement, USOR purchases crude oil supplies from third-party suppliers, and MLC provides credit support for such crude oil purchases. MLC’s credit support can consist of either providing a payment guaranty or causing the issuance of a letter of credit from a third party issuing bank. USOR holds title to all crude oil and refined products inventories at all times and pledges such inventories, together with all receivables arising from the sales of same, exclusively to MLC. All crude oil and products inventories must be held in storage facilities owned or operated by entities that have provided MLC with a collateral access agreement recognizing MLC’s first priority security interest in all such inventories.

During the remaining term of the First Lien ISDA Master Agreement, MLC will make receivable advances to USOR based on an advance rate of 95% of eligible receivables, up to a total receivables advance maximum of $90,000,000, and additional advances based on crude oil and products inventories. Inventory collateral coverage is tested on a daily and monthly basis by determining the value of eligible hydrocarbons in inventory using a NYMEX index price and applicable differential for each hydrocarbon group.

The First Lien ISDA Master Agreement requires USOR to comply with certain covenants, which restrict USOR’s ability to take certain actions, including incurring debt, and granting liens and making certain distributions.

The foregoing description of the First Lien ISDA Master Agreement and the Eighth Amendment is qualified in its entirety by reference to a conformed copy of the First Lien ISDA Master Agreement (as amended to date, including the Eighth Amendment), a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Amendment to Amended and Restated Pledge and Security Agreement

In connection with the consummation of the Acquisition, on the Closing Date, Par Hawaii Refining, LLC (“PHR”) entered into an amendment (the “Pledge and Security Agreement Amendment”) to the Amended and Restated Pledge and Security Agreement, dated December 21, 2017 (the “Pledge and Security Agreement”) with J. Aron, which Pledge and Security Agreement granted J. Aron a security interest in certain collateral to secure the obligations of PHR under that certain Amended and Restated Supply and Offtake Agreement, dated December 21, 2017 with J. Aron (as amended, the “Amended and Restated Supply and Offtake Agreement”). The Pledge and Security Agreement Amendment makes certain amendments allowing for the entry into the Term Loan Facility.

The foregoing description of the Pledge and Security Agreement Amendment is qualified in its entirety by reference to the Pledge and Security Agreement Amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Par Pacific Term Loan

On January 9, 2018, in connection with the consummation of the Acquisition, the Company entered into a Loan Agreement (the “Par Pacific Term Loan Agreement”) with Bank of Hawaii (the “BOH”). Pursuant to the Par Pacific Term Loan Agreement, BOH made a loan to the Company in the amount of $45.0 million (the “Par Pacific Term Loan”) pursuant to a note (the “Par Pacific Term Loan Note”) dated as of January 9, 2018. The net proceeds of the Par Pacific Term Loan were used to pay a portion of the purchase price for the Acquisition.

During the term of the Par Pacific Term Loan, the interest rate on the outstanding principal balance will be a floating rate equal to 3.50% above the applicable LIBOR rate (as defined in the Par Pacific Term Loan Note) for each interest period of one month, beginning on the first day of the calendar month and ending on the last day, subject to an increased default interest rate in the event of a default. Payments of accrued interest only will be made on the first day of each calendar month, beginning with the payment due on February 1, 2019 and ending with the payment due on July 1, 2019. The unpaid principal balance of the Par Pacific Term Loan will be due and payable in full on July 9, 2019. The Company may prepay the Par Pacific Term Loan, in whole or in part, without prepayment fee or penalty; however the Company will be required to pay a fee of $250,000 to BOH if the Par Pacific Term Loan is not repaid on or before March 31, 2019 and an additional fee of $250,000 if the Par Pacific Term Loan is not repaid on or before April 30, 2019. The Company is considering a variety of options to refinance the Par Pacific Term Loan. One such option would be a term loan issued by BOH pursuant to a non-binding term sheet executed by the Company and BOH, the security for which is expected to consist of certain unencumbered real estate in Hawaii owned by Mid Pac Petroleum, LLC, (a wholly owned subsidiary of Par Petroleum, LLC) to be conveyed to a wholly-owned subsidiary of the Company in a sale-leaseback transaction.

The foregoing descriptions of the Par Pacific Term Loan Agreement and the Par Pacific Term Loan Note are qualified in their entirety by reference to the Par Pacific Term Loan Agreement and the Par Pacific Term Loan Note, copies of which are attached hereto as Exhibit 10.6 and Exhibit 10.7 and incorporated by reference herein

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 of this Current Report regarding the Acquisition is incorporated by reference into this Item 2.01.

The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Purchase Agreement and the Purchase Agreement Amendment, which are incorporated by reference herein as Exhibit 2.1 and Exhibit 2.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Term Loan Facility, the Term Loan, the USOR Intermediation Agreement, the Par Pacific Term Loan Agreement, the Par Pacific Term Loan and the Par Pacific Term Loan Note are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the issuance of the Shares to the Seller pursuant to the terms of the Purchase Agreement is incorporated by reference into this Item 3.02. No finders’ fees or commissions were paid to any party in connection with the issuance of the Shares. The Shares were issued by the Company in a private placement transaction in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2019, the Company issued a news release announcing the closing of the Acquisition. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to the Acquisition and the Company’s plans to refinance the Par Pacific Term Loan are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(b)	Pro Forma Financial Information.

The financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated as of November 26, 2018, among Par Petroleum, LLC, TrailStone NA Oil & Refining Holdings, LLC, and, solely for certain purposes specified in the agreement, Par Pacific Holdings, Inc. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on November 30, 2018 * #

2.2	Amendment No.1 to Purchase and Sale Agreement dated as of January 11, 2019, among Par Petroleum, LLC, TrailStone NA Oil & Refining Holdings, LLC, and Par Pacific Holdings, Inc.

4.1	Registration Rights Agreement, dated as of January 11, 2019, between Par Pacific Holdings, Inc. and TrailStone NA Oil & Refining Holdings, LLC.

4.2	Second Supplemental Indenture, dated as of January 11, 2019, among Par Tacoma, LLC, U.S. Oil & Refining Co., McChord Pipeline Co., Par Petroleum, LLC, Par Petroleum Finance Corp., Par Pacific Holdings, Inc., the other guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral trustee.

10.1	Term Loan and Guaranty Agreement, dated as of January 11, 2019, among Par Petroleum, LLC, Par Petroleum Finance Corp., the guarantors party thereto, Par Pacific Holdings, Inc. solely for the limited purposes set forth therein, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent.

10.2	Collateral Trust and Intercreditor Agreement, dated as of December 21, 2017, among Par Petroleum, LLC, Par Petroleum Finance Corp., the guarantors from time to time party thereto, Wilmington Trust, National Association, as indenture trustee and as collateral trustee, J. Aron & Company LLC, and Goldman Sachs Bank USA.

10.3	Fourth Amendment to Loan and Security Agreement, dated as of January 11, 2019, among Par Petroleum, LLC, Par Hawaii, Inc., Mid Pac Petroleum, LLC, HIE Retail, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

10.4	Conformed Copy of First Lien ISDA Master Agreement dated as of January 11, 2019, between Merrill Lynch Commodities, Inc. and U.S. Oil & Refining Co.

10.5	Amendment to Amended and Restated Pledge and Security Agreement dated January 11, 2019, among Par Hawaii Refining, LLC and J. Aron & Company LLC.

10.6	Loan Agreement, dated January 9, 2018, between Par Pacific Holdings, Inc. and Bank of Hawaii.

10.7	Note made by Par Pacific Holdings, Inc. to Bank of Hawaii, dated as of January 9, 2018.

99.1	News Release, dated January 14, 2019.

*

Schedules and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

#

Confidential treatment has been requested for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019

PAR PACIFIC HOLDINGS, INC.

By:	/s/ J. Matthew Vaughn
J. Matthew Vaughn
Senior Vice President and General Counsel